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                                                                      Exhibit 23



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62657) pertaining to the Retirement Plan for Employees of the Central Reserve Life Insurance Company of our report dated April 16, 1999, with respect to the financial statements of Continental General Corporation and subsidiaries included in this Current Report (Form 8-K/A) of Ceres Group, Inc. filed with the Securities and Exchange Commission on May 3, 1999.


                                             /s/ Ernst & Young LLP

Cleveland, Ohio
April 29, 1999